CONSULTING AGREEMENT

     PEABODYS COFFEE, INC. a Nevada corporation ("Peabodys" or the "Company"), and DAVID LYMAN, an individual ("Consultant"), effective as of November 1, 1999, agree as follows:

1. BACKGROUND AND PURPOSE. Peabodys is in business of selling specialty coffee drinks and related products at kiosks and other retail locations (the "Business"). Consultant has substantial experience management of food service companies and other companies. Peabodys desires to engage Consultant, and Consultant desires to assist Peabodys, on the terms set forth herein.

2. ENGAGEMENT. Peabodys retains Consultant to provide to Peabodys consulting services as more fully described herein ("Consulting Services"), and Consultant accepts such engagement.

3. INDEPENDENT CONSULTANT. The parties agree that Consultant shall perform all services required hereunder as an independent contractor, and not as an employee, agent, joint venturer or partner of Peabodys for any purpose whatsoever. Peabodys shall have no right to, and shall not, control the manner or prescribe the method by which the Consulting Services are performed by Consultant hereunder. Consultant shall be entirely and solely responsible for his acts while engaged in the performance of the Consulting Services hereunder. The employees and agents of each party shall not be considered employees or agents of the other for any purpose. Consultant is not authorized to bind Peabodys except as expressly authorized in writing by Peabodys.

4. CONSULTING SERVICES PROVIDED. Consultant shall use Consultant's best efforts to provide the Consulting Services to the reasonable satisfaction of, and at all times reasonably requested by, Peabodys. The Consulting Services shall consist of assisting Peabodys in: (i) development of management infrastructure, operating systems and controls; (ii) business development and expansion activities such as establishing strategic relationships and identifying potential targets for acquisition; and (iii) business valuation services. Consultant shall perform the Consulting Services in a safe and professional manner, in compliance with all laws, statutes, rules and regulations of all federal, state and local entities.

5. TERM AND TERMINATION. The initial term of this Agreement shall be for one (1) year. Following the initial term, the Agreement shall automatically renew for one (1) year terms unless terminated by the parties as set forth herein. Following the initial term, either party may terminate this Agreement: (i) at any time upon thirty (30) days written notice to the other party; or (ii) immediately following a material breach which remains uncured following ten (10) days written notice.

6. COMPENSATION. As consideration for the performance of the Consulting Services, Peabodys shall grant to Consultant a nonstatutory stock option (the "Option") for the purchase of Seventy Five Thousand (75,000) shares of Peabodys' common stock (the "Shares") on the following terms:

     (a)  VESTING SCHEDULE: Fully vested;

     (b)  EXERCISE PRICE: Fifty cents ($0.50) per share;

     (c)  TERM: The Option shall expire after one (1) year;

     (d) METHOD OF EXERCISE: Consultant shall notify the Company in writing of the election to exercise the Option, and the number of Shares in respect of which the Option is being exercised; and

     (e) METHOD OF PAYMENT. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the
          Optionee: (i) cash, or (ii) debt forgiveness.

7. INVESTOR ACKNOWLEDGEMENTS AND REPRESENTATIONS. In connection with the grant of the Option and the issuance of the Shares, Consultant acknowledges and represents as follows:

     (a) GENERAL SECURITIES RISK. The Option and Shares are "securities" under federal and state securities laws, and these securities involve a high degree of risk and should not be held by anyone who cannot afford the risk of loss of his or her entire investment.

     (b) REVIEW BY FEDERAL OR STATE AGENCY. No federal or state agency has made any finding or determination as to the fairness of the offering of the Option and the Shares for investment, or any recommendation or endorsement of the Option and the Shares. Specifically, these securities have not been approved or disapproved by the Securities & Exchange Commission ("SEC"), the California Department of Corporations ("DOC"), or any other state or federal agency.

     (c) NO FEDERAL REGISTRATION. The offer and sale of the Option and the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Company may, but is under no obligation to, register the Shares on a Form S-8 Registration Statement filed with the SEC. In lieu of the foregoing registration, the Company may offer the Option and the Shares in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act (17 CFR ss. 230.506).

     (d) NO STATE QUALIFICATION OR REGISTRATION. The offer and sale of the Option and the Shares have not been qualified with the Commissioner of Corporations of the State of California, or registered or qualified with any other state agency. The Company may offer the Option and the Shares in reliance on the exemption from qualification set forth in Section 25102.1 of the California Corporate Securities Law of 1968 for "covered securities" as that term is defined in Section 18 of the Securities Act, or in reliance on any other available exemption.

     (e) FOREIGN SECURITIES LAWS. The Company makes no representation with regard to the securities laws and other laws of any country other than the United States.

     (f) TAX CONSEQUENCES. The tax consequences to Consultant of investing in the Shares or holding or exercising the Option will depend on Consultant's particular circumstances and neither Peabodys nor its officers, directors, agents, employees, affiliates or consultants will be responsible to Consultant for the tax consequences of such investment or exercise. CONSULTANT WILL LOOK SOLELY TO, AND RELY UPON, CONSULTANT'S OWN ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THIS INVESTMENT.

     (g) NO WARRANTIES REGARDING PERFORMANCE. At no time have any of the following been guaranteed or warranted to Consultant by the Company, or any of its officers, directors, agents or employees, or any other person, expressly or by implication:

          (i) the approximate or exact length of time that Consultant will be required, by market conditions or otherwise, to remain the owner of the Option and the Shares;

          (ii) the amount of profit and/or amount of any type of consideration, profit or loss, if any, to be realized as a result of this investment; or

          (iii) the future successful operation of the Company.

     (h) NO WARRANTIES REGARDING BENEFIT TO INVESTORS. No representations or warranties of any kind are intended to be made in this Agreement nor should any be inferred from the information and statements contained herein with respect to the economic return or benefits which may accrue to investors. No assurance is given that existing tax, securities, or other laws will not be changed or interpreted adversely. Consultant is not to construe the contents of this Agreement or any prior, concurrent or subsequent communication from Peabodys, its officers, directors, agents or employees, or any professional associated with this offering as legal, tax or investment advice. CONSULTANT SHALL CONSULT WITH HIS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX AND RELATED MATTERS CONCERNING THE INVESTMENTS DESCRIBED HEREIN.

     (i) ARBITRARY OFFERING PRICE. The offering price of the Option and the Shares has been determined arbitrarily by the Company and does not necessarily bear any relationship to the assets, book value or any other recognized criteria of value or the prospective value of the Company's assets. No assurance is or can be given that the Option and the Shares could be sold for the offering price or for any amount.

     (j) INVESTMENT INTENT. Consultant is acquiring the Option and the Shares for Consultant's own account, solely for investment and not with a view to resale or distribution;

     (k) FINANCIAL EXPERIENCE. By reason of Consultant's business or financial experience, or the business or financial experience of Consultant's professional advisor who is not affiliated with or compensated by Peabodys, Consultant has the capacity to evaluate adequately the merits and risks of, and protect its own interests in connection with, this investment;

     (l) SUBSTANTIAL RISK. Consultant recognizes that an investment in Peabodys' stock involves substantial risks, including a risk of total loss of Consultant's investment. Consultant can afford to bear the economic risks of this investment for an indefinite period and has no need for liquidity in this investment. Consultant has adequate means of providing for Consultant's current needs and contingencies if this investment results in a total loss;

     (m) FURNISHED INFORMATION. Consultant is acquiring the Option and the Shares without having been furnished an offering memorandum or prospectus. In a recently completed sale of common stock to a principal of Consultant, that person received a Peabodys' Form 10-SB, which Peabodys recently filed with the Securities and Exchange Commission. Consultant and its principals have had access to, and have carefully read and understand, all the provisions of this Agreement and the Form 10-SB. Consultant has had access to all such other information about Peabodys and the Common Stock as Consultant has deemed necessary or desirable to reach an informed and knowledgeable investment decision;

     (n) AVAILABILITY OF INFORMATION. Peabodys has made available to Consultant all documents that have been requested relating to an investment in the Option and the Shares, and has provided answers to all of Consultant's questions concerning the securities. In evaluating the suitability of an investment in the Option and the Shares, Consultant has not relied upon any representations or other information (whether oral or written) other than as contained in any documents or answers to questions furnished by Peabodys, or gained through Consultant's due diligence described in subpart (m);

         (o) FURTHER ASSURANCES. Within five (5) days after receipt of a written request from Peabodys, Consultant shall provide such information and shall execute and deliver such documents as reasonably may be necessary to comply with any and all laws, regulations and ordinances to which Peabodys is subject; and

         (p) ACCURACY, CONFIDENTIALITY OF INFORMATION. All of the information provided to Peabodys or its agents and all representations made herein are complete, true and correct as of the date hereof. Consultant understands that Consultant's answers will be confidential but authorizes Peabodys or its agents to disclose the information contained herein to appropriate regulatory agencies if called upon to establish the availability of an exemption from registration under the Act or qualification under state securities laws or for other purposes.

8. EXPENSES. Consultant shall be solely responsible for all expenses incurred in providing the Consulting Services. Peabodys shall not be obligated to reimburse Consultant for any such expenses.

9. INDEMNIFICATION. Consultant shall defend, indemnify and hold harmless Peabodys and Peabodys' officers, directors, agents and employees, from and against any and all claims, demands, losses, expenses, obligations, liabilities, damages or causes of action, including reasonable attorneys' fees and costs, of any nature arising directly or indirectly from: (i) the alleged existence of any agency relationship between Consultant and Peabodys based upon the acts or omissions of Consultant; (ii) the violation by Consultant of any federal, state or local law, including any attorneys' fees which Peabodys may incur as a result of any such claim, demand or cause of action; and/or (iii) damages to any third parties or to Peabodys or its agents and employees caused by any action or inaction of Consultant in connection with the performance of the Consulting Services. Peabodys shall notify Consultant of the existence of any claim, demand, or other matter to which Consultant's indemnification obligations would apply no later than thirty
(30) days from the date Consultant becomes aware of such claim, demand or other matter, specifying in writing the facts relating to such claim, demand or other matter, and shall give Consultant a reasonable opportunity to defend the same at Consultant's own expense and with counsel of Consultant's selection; PROVIDED that Peabodys shall at all times also have the right, but not the obligation, to fully participate in the defense at Peabodys' own expense. If Consultant shall, within a reasonable time after this notice, fail to defend, Peabodys shall have the right, but not the obligation, to undertake the defense of, and compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account and at the risk, of Consultant. Without limiting the foregoing, Consultant specifically agrees to indemnify and hold harmless Peabodys from any and all legal expenses reasonably incurred by Peabodys in enforcing its rights under this Section 9.

10. MISCELLANEOUS.

     10.1. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties and supersedes all prior and contemporaneous oral and written agreements, understandings and representations among the parties. No amendments to this Agreement shall be binding unless executed in writing by the party against whom enforcement of such modification is sought.

     10.2. NONASSIGNABILITY. Consultant may not assign its obligations hereunder without the prior written consent of Peabodys.

     10.3. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

     10.4. ATTORNEYS' FEES; PREJUDGMENT INTEREST. If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

     10.5. WAIVER. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

     10.6. NOTICE. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision.

     10.4. GOVERNING LAW. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the laws of the State of California, excluding its conflict of laws rules, and the laws of the United States.

     10.5. VENUE. Each party consents to the jurisdiction of, and any actions arising under this Agreement shall be heard and resolved in, the courts of the State of California.

     10.6.   COUNTERPARTS.   This  Lease  may  be  executed  in  any  number  of
counterparts with the same effect as if the parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     10.7. AMENDMENT. The provisions of this Agreement may be modified at any time by written agreement of the parties.


                                        PEABODYS COFFEE, INC.,
                                        A Nevada corporation


                                        By:_________________________________
                                                 Todd Tkachuk, President
                                        Address: 3845 Atherton Road., Suite 9
                                                 Rocklin, CA 95765

                                        CONSULTANT:


                                        -----------------------------------
                                        DAVID LYMAN

                                        Address:
                                                 -----------------------

                                                 -----------------------